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                                                                    May 12, 1999




Pentegra Dental Group, Inc.
2999 N. 44th Street, Suite 650
Phoenix, Arizona 85018

       Re:     Registration Statement on Form S-4 of Pentegra Dental Group, Inc.

Ladies and Gentlemen:

         We have served as counsel to Pentegra Dental Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 1,800,000 shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), which Shares will be issued and distributed pursuant to the terms of the Agreement and Plan of Merger. A Registration Statement on Form S-4 (the "Registration Statement") covering the offering and sale of the Shares was filed with the Securities and Exchange Commission (the "Commission") on May 12, 1999.

         In reaching the conclusions expressed in this opinion, we have examined and relied upon the Registration Statement, the Restated Certificate of Incorporation and Bylaws of the Company and the originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; and (ii) the Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any appropriate prospectus supplement.

         Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, it is our opinion that:

                 1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.
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Pentegra Dental Group, Inc.
September 29, 1998
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                 2. Upon issuance of the Shares upon consummation of the merger described in the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

         You should be aware that we are not admitted to the practice of law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available compilation of the statutes and case law of such state.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                Very truly yours,



                                                /s/ Jackson Walker L.L.P.